Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 2, 2021, with respect to the consolidated financial statements included in the Annual Report of BBQ Holdings, Inc. on Form 10-K for the year ended January 3, 2021. We consent to the incorporation by reference of said report in the Registration Statements of BBQ Holdings, Inc. on Forms S-3 (File No. 333-224919,) and on Forms S-8 (File No. 333-226816, File No. 333-208261, File No. 333-204015, File No. 333-176278 and File No. 333-124985).

/s/ Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.

Minneapolis, Minnesota

April 2, 2021